SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE MONY GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

The MONY Group Inc. issued the following press release on February 4, 2004.

FOR IMMEDIATE RELEASE

COURT GRANTS MONY GROUP REQUEST FOR TRO

AGAINST DISSIDENT STOCKHOLDERS

Blocks Dissident Stockholders From Violating Proxy Rules

NEW YORK, Feb. 4, 2004—The MONY Group Inc. (NYSE: MNY) today announced that the United States District Court for the Southern District of New York has granted MONY’s motion for a temporary restraining order against Highfields Capital Management LP, Longleaf Partners Small-Cap Fund and Southeastern Asset Management Inc., preventing them from violating the proxy rules. Specifically, the Court prohibited the dissident stockholders from mailing proxy voting cards, including reproductions of MONY’s proxy voting card, to MONY stockholders in connection with MONY’s proposed merger with AXA Financial. A hearing on the temporary restraining order is scheduled for Friday, February 6, 2004. The company also announced that it is seeking a preliminary injunction in connection with this matter.

The company issued the following statement regarding the Court’s decision:

“We are very pleased with the Court’s decision to grant a temporary restraining order against Highfields, Southeastern and Longleaf, who were attempting to solicit proxies from our stockholders in violation of federal securities laws. Although these dissidents attempted to justify their failure to file a proxy statement with the Securities and Exchange Commission on the grounds that their communication is an ‘exempt solicitation,’ we believe that they were intentionally attempting to circumvent proxy solicitation rules by providing a form of proxy without a proxy statement.

On February 24th, MONY stockholders will vote on the proposed merger with AXA Financial, a decision that will impact every stockholder’s investment in the company. As required by federal law, we submitted our proxy materials, which fully explain the benefits, risks and underlying assumptions for the transaction to our stockholders, for prior review by the SEC.

We believe that the dissidents are legally obligated to follow the same process to ensure that MONY stockholders are provided with full and accurate information before making such an important decision. It is apparent that the dissidents’ actions are a deliberate attempt to confuse and mislead stockholders of MONY into voting against the merger proposal without disclosing the material risks of doing so, and without disclosing material facts about the dissidents.

We continue to believe that AXA Financial’s $31.00 cash offer represents the best alternative for MONY stockholders. We look forward to continuing to meet with stockholders on an individual basis over the next few weeks to discuss the benefits of our proposed merger with AXA Financial.”

About The MONY Group

The MONY Group Inc. (NYSE: MNY), with over $55 billion in assets under management and administration, is a financial services firm that manages a portfolio of member companies. These companies include MONY Life Insurance Company, The Advest Group, Inc., Enterprise Capital Management Inc., Matrix Capital Markets Group, Inc., Lebenthal, a division of Advest, Inc., and U.S. Financial Life Insurance Company. These companies manufacture and distribute protection, asset accumulation and retail brokerage products and services to individuals, corporations and institutions through advisory and wholesale distribution channels. Additional Company information is available at www.mony.com.

Important Legal Information

MONY has filed a definitive proxy statement and MONY intends to file other documents regarding the proposed acquisition of MONY by AXA Financial with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decisions, investors and security holders of MONY are urged to read the proxy statement regarding the acquisition, carefully in its entirety, because it contains important information about the proposed transaction. A definitive proxy statement has been sent to the stockholders of MONY seeking their approval of the transaction. Investors and security holders may obtain free copies of the definitive proxy statement, and other documents filed with, or furnished to, the SEC by AXA Financial and MONY at the SEC’s website at www.sec.gov. The definitive proxy statement and other documents may also be obtained for free from MONY and AXA Financial by writing to Shareholder Services, MONY, 1740 Broadway, New York, NY 10019; Attn. John MacLane (jmaclane@mony.com), or to AXA Financial, 1290 Avenue of the Americas, New York, NY 10104, Attn. Robert Walsh (Robert.Walsh@axa-financial.com).

Forward-looking Statements

The foregoing contains forward-looking statements concerning MONY’s operations, economic performance, prospects and financial condition. Forward-looking statements include statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and include all statements concerning MONY’s operations, economic performance, prospects and financial condition for 2004 and following years. MONY claims the protection afforded by the safe harbor for forward-looking statements as set forth in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties. Actual results could differ materially from those anticipated by forward-looking statements due to a number of important factors including the following: satisfaction of the closing conditions set forth in the merger agreement among MONY, AXA Financial, Inc., and AIMA Acquisition Co., including approval of MONY’s stockholders and regulatory approvals; a significant delay in the expected completion of the contemplated merger; MONY could experience losses, including venture capital losses; MONY could be subjected to further downgrades by rating agencies of our senior debt ratings and the claims-paying and financial-strength ratings of our insurance subsidiaries; MONY could be required to take a goodwill impairment charge relating to its investment in Advest if the market deteriorates; MONY could have to accelerate amortization of deferred policy acquisition costs if market conditions deteriorate; MONY could be required to recognize in its earnings “other than temporary impairment” charges on its investments in fixed maturity and equity securities held by it; MONY could have to write off investments in certain securities if the issuers‘ financial condition deteriorates; recent improvements in the equities markets may not be sustained into the future; actual death-claim experience could differ from MONY’s mortality assumptions; MONY could have liability from as-yet-unknown litigation and claims; larger settlements or judgments than we anticipate could result in pending cases due to unforeseen developments; and changes in laws, including tax laws, could affect the demand for MONY’s products. MONY does not undertake to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

CONTACTS:

Media: Mary Taylor, 212-708-2250

Investors: Jay Davis, 212-708-2917